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                                                                       EXHIBIT 5


                         [BAKER & McKENZIE LETTERHEAD]

                                 June 12, 1995

Nabors Industries, Inc.
515 West Greens Road
Houston, Texas 77067

     Re: Nabors Industries, Inc. Common Stock

Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed by Nabors Industries, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about June 12, 1995. The Registration Statement covers 650,000 shares (the "Shares") of common stock, par value $.10 per share ("Common Stock") of the Company issuable upon exercise of a warrant that are to be offered from time to time pursuant to Rule 415 promulgated under the Securities Act by Mitchell Energy Corporation (the "Selling Stockholder").

     We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

     Based upon our examination, we are of the opinion that the Shares, when sold pursuant to, and in the manner set forth in, the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the
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Nabors Industries, Inc.
June 12, 1995
Page 2


prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.


                                                      Very truly yours,

                                                      Baker & McKenzie